Exhibit 4.1.e

GREAT PLAINS ENERGY INCORPORATED

6,000,000 shares of common stock

(no par value)

UNDERWRITING AGREEMENT

November 21, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
World Financial Center
North Tower
New York, New York 10281-1209
As Representative of the several Underwriters

Ladies and Gentlemen:

          Great Plains Energy Incorporated, a Missouri corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, no par value, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of additional shares of Common Stock to cover over-allotments, if any. The aforesaid shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

          The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

          The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-87190) for the registration of common stock and other securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC. Promptly after execution and delivery of this Agreement, the Company will prepare and file with the SEC a prospectus in accordance with the provisions of paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The prospectus included in the registration statement at the time it became effective, as supplemented to reflect the terms of the Securities and the terms of the offering of the Securities, as first filed with the SEC pursuant to and in accordance with Rule 424(b) under the 1933 Act Regulations, including all material incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is hereinafter referred to as the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. A "preliminary prospectus" shall be deemed to refer to (i) any prospectus used before the registration statement became effective and (ii) any preliminary prospectus supplement that omitted information to be included upon pricing in a form of prospectus filed with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. Such registration statements, including the exhibits thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time registration statement became effective and including the prospectus included in such registration statement at the time it became effective, as supplemented to reflect the terms of the Securities and the terms of the offering of the Securities, as first filed with the SEC pursuant to and in accordance with Rule 424(b) under the 1933 Act Regulations, is herein called the "Registration Statement"; provided that references to the Registration Statement at the time it became effective shall not be deemed to include the information first filed pursuant to and in accordance with Rule 424(b) under the 1933 Act Regulations; provided, further, that if the Company files a registration statement with the SEC pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement") then all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

          SECTION 1.     Representations and Warranties of the Company.

          (a)     The Company represents and warrants to, and agrees with, each Underwriter as of the date hereof, and as of the Closing Time (as defined below) and as of each Date of Delivery (if any) (as defined below) that:

     (i)     Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with.

     At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the SEC (the "Annual Report on Form 10-K")) became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus.

     Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (ii)    Incorporated Documents. The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective, and at the Closing Time (and, if any Options Securities are purchased, at the Date of Delivery) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the SEC, comply in all material respects with the requirements of the 1934 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (iii)   Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect (as defined herein).

     (iv)    Subsidiaries. Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (which term shall not include Digital Teleport Inc.) and each of KLT Inc.; Kansas City Power & Light Company; KLT Energy Services Inc.; Innovative Energy Consultants Inc.; Custom Energy Holdings, L.L.C.; Strategic Energy, L.L.C.; KLT Gas, Inc.; KLT Investments Inc.; Home Service Solutions Inc.; R.S. Andrews Enterprises, Inc.; and Worry Free Service Inc. (each, a "Subsidiary" and, together with each "significant subsidiary", the "Subsidiaries") has been duly organized or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation, has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect (as defined herein); except as otherwise disclosed in the Registration Statement, all of the issued and outstanding shares of capital stock or limited liability company interests owned directly or indirectly by the Company of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock or limited partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The only Subsidiaries of the Company are the subsidiaries listed on Schedule C hereto. The Company's indirect ownership interest in Strategic Energy, L.L.C. is 88.55% and all subsidiaries through which this interest is owned are included as Subsidiaries.

     (v)     Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

     (vi)    Accountants. The accountants who issued their reports on the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

     (vii)   Financial Statements. The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

     (viii)  Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

     (ix)    Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.

     (x)     Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect") and (b) there have been no material transactions entered into by the Company and its subsidiaries considered as one enterprise other than those in the ordinary course of business which are material with respect to the Company and its subsidiaries considered as one enterprise.

     (xi)    No Defaults. The Company is not in violation of its Restated Articles of Consolidation, as amended, or by-laws, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Articles of Consolidation, as amended, or by-laws, of the Company or any law, administrative regulation or administrative or court order or decree.

     (xii)   Regulatory Approvals. The Company has made all necessary filings and obtained all necessary consents, orders or approvals in connection with the issuance and sale of the Securities or will have done so by the time the Securities shall be issued and sold, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement except such as may be required under the 1933 Act, the 1933 Act Regulations, the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), or state securities ("Blue Sky") laws.

     (xiii)   Legal Proceedings; Contracts. Except as may be set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company which might, in the opinion of the Company, result in any Material Adverse Effect, or might materially and adversely affect its properties or assets or might materially and adversely affect the consummation of this Agreement; and there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

     (xiv)   Franchises. The Company and its subsidiaries hold, to the extent required, valid and subsisting franchises, licenses and permits authorizing them to carry on the respective utility businesses in which they are engaged, in the territories from which substantially all of their gross operating revenue is derived.

     (xv)    Investment Company Act. The Company is not and, upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     (xvi)   Sarbanes-Oxley. The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 to the extent currently applicable.

          (b)     Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each representation date subsequent thereto.

          SECTION 2.     Sale and Delivery to Underwriters; Closing.

          (a)     Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b)     Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 900,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

          (c)     Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, 10019, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the fourth (if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time")

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

          (d)     Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          SECTION 3.     Covenants of the Company.

          The Company covenants with each Underwriter as follows:

          (a)     Notice of Certain Events. The Company will notify the Underwriters immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the SEC, (iii) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation of any proceedings for any of such purposes, and (v) any withdrawal or lowering of the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Rating Group (each, a "Rating Agency") to any debt securities of the Company or the public announcement by any Rating Agency that it has under surveillance or review, with possible negative implications, its rating of such debt securities, but only to the extent such Rating Agency has notified the Company of such surveillance or review. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the SEC and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b)     Amendments and Supplements. The Company will not: (i) at any time after the Registration Statement becomes effective, file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including a prospectus filed pursuant to Rule 424(b) which differs from the prospectus on file at the time the Registration Statement becomes effective), or (ii) at any time when delivery of a Prospectus (exclusive of documents incorporated therein by reference) is required in connection with the offering or sale of the Securities, file any documents pursuant to Section 13, 14 or 15(d) of the 1934 Act, in either case, to which you shall reasonably object or which shall be reasonably disapproved by counsel for the Underwriters.

          (c)     Copies of the Registration Statement. The Company will deliver to the Underwriters as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Underwriters may reasonably request.

          (d)     Copies of the Prospectus. The Company will deliver to each Underwriter, from time to time before the Registration Statement becomes effective, such number of copies of the preliminary prospectus as originally filed, relating to the Securities, and of any amended preliminary prospectus, and will deliver, as soon as the Registration Statement becomes effective and thereafter from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented), as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations.

          (e)     Revisions of Prospectus - Material Changes. If at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

          (f)     Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

          (g)     Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

          (h)     1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

          (i)     Restriction on Sale of Securities. During, a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, or (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans, dividend reinvestment plans, employee savings plus (401-K) plans and executive compensation plans of the Company.

          (j)     Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

          SECTION 4.     Conditions; Obligations.

          The obligations of the several Underwriters to purchase and pay for the Securities pursuant to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

          (a)     Registration Statement. Prior to the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be threatened by the SEC.

          (b)     Lock-up Agreements. At the Closing Time, the Representative shall have received agreements substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

          (c)     Material Changes and Transactions. Since the respective most recent dates as of which information is given in the Prospectus and up to the Closing Time, there shall not have been any material adverse change in the condition of the Company, financial or otherwise, except as reflected in or contemplated by the Prospectus, and, since such date and up to the Closing Time, there shall not have been any material transaction entered into by the Company other than transactions contemplated by the Prospectus and transactions in the ordinary course of business.

          (d)     Legal Opinions. At Closing Time, the Underwriters shall have received the following legal opinions, dated the Closing Time, and in form and substance satisfactory to the Underwriters:

               (1)     Opinion of Company Counsel. The opinion of Ms. Jeanie Sell Latz, Executive Vice President - Corporate and Shared Services and Secretary, or the General Counsel of the Company (collectively, "Company Legal Officer") to the effect that:

     (i)     the Company is a validly organized and existing corporation in good standing under the laws of the State of Missouri and is duly qualified as a foreign corporation to do business in the State of Kansas;

     (ii)    the Company is a public utility holding company duly authorized by its Articles of Incorporation, as amended, under which it was organized to carry on the business in which it is engaged as set forth in the Prospectus; and the Company has the legal right to function and operate as an electric utility holding company in the States of Missouri and Kansas;

     (iii)   this Agreement has been duly authorized, executed and delivered by the Company; the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company;

     (iv)    the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder;

     (v)     the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company;

     (vi)    each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or limited liability company interests directly or indirectly owned by the Company of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of the Company Legal Officer's knowledge, such capital stock or limited liability company interests owned by the Company, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or limited liability company interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary and the Company's indirect ownership interest in Strategic Energy, LLC, is 88.55% and all Subsidiaries through which this interest is owned are listed as Subsidiaries;

     (vii)   all orders authorizing the issuance and sale of the Securities have been duly entered and are still in full force and effect, and no further approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority (other than as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary with respect to the issue and sale of the Securities as contemplated in this Agreement;

     (viii)  the Company and its Subsidiaries, to the extent required, hold valid and subsisting franchises, licenses and permits authorizing them to carry on the respective utility businesses in which they are engaged, in the territory from which substantially all of their gross operating revenue is derived;

     (ix)    the statements contained in the Registration Statement and Prospectus which are expressed therein have been made on the authority of legal counsel to the Company, have been reviewed by such legal counsel and, as to matters of law and legal conclusions, are correct;

     (x)     the Registration Statement is effective under the 1933 Act, and no proceedings for a stop order are pending or, to the best of the Company Legal Officer's knowledge, threatened under Section 8(d) of the 1933 Act;

     (xi)    (A) the Registration Statement and the Prospectus comply as to form in all material respects with the 1933 Act and with the 1933 Act Regulations and (B) the documents incorporated by reference in the Prospectus, as of the time they were filed with the SEC, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, it being understood that the Company Legal Officer need express no opinion or belief as to the financial statements and other financial data included in the Registration Statement, Prospectus or such documents;

     (xii)   to the best of the Company Legal Officer's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company is a party or of which any of its property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company, are, considered in the aggregate, not material to the financial condition of the Company;

     (xiii)  to the best of the Company Legal Officer's knowledge, the Company is not in violation of its Restated Articles of Consolidation, as amended, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease to which it is a party or by which it or any of its properties may be bound. The execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement and the incurrence of the obligations therein contemplated, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the Restated Articles of Consolidation, as amended, or by-laws of the Company; and

     (xiv)   to the best of the Company Legal Officer's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instruments described, referred to, filed or incorporated by reference.

               (2)     Opinion of Counsel to the Underwriters. The letter of Dewey Ballantine LLP, counsel for the Underwriters, in which such counsel shall set forth their opinions with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

               (3)     Additional Statements. In giving their opinions required by subsection (d)(1) and (d)(2) of this Section, the Company Legal Officer and Dewey Ballantine LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the Closing Time, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date, as amended or supplemented at the Closing Time, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e)     Officer's Certificate. At the Closing Time the Underwriters shall have received a certificate of the President or Vice President and the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that to the best of their knowledge, after reasonable investigation (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

          (f)     Comfort Letters. (1) At the time of the execution of this Agreement, the Underwriters shall have received a letter from each of (i) Deloitte & Touche LLP, accountants to the Company, dated as of the date hereof and in form and substance satisfactory to the Underwriters, addressed to the Underwriters containing statements and information of the type ordinarily included in an accountants' SAS 72 comfort letter, (ii) Deloitte & Touche LLP, accountants to DTI Holdings, Inc. and its subsidiary, Digital Teleport Inc., dated as of the date hereof and in form and substance satisfactory to the Underwriters, addressed to the Underwriters, and (iii) PricewaterhouseCoopers LLP, previous accountants to the Company, dated as of the date hereof and in form and substance satisfactory to the Underwriters.

               (2)     At the Closing Time, the Underwriters shall have received from each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP letters, dated the Closing Time, to the effect that such accountants reaffirm the statements made in the letters furnished pursuant to Section (4)(f)(1), except that the specified date referred to shall be a date not more than three days prior to the Closing Time.

          (g)     Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (h)     Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

               (1)     Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 4(e) hereof remains true and correct as of such Date of Delivery.

               (2)     Opinion of Counsel for Company. The favorable opinion of counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(d)(1) hereof.

               (3)     Opinion of counsel for Underwriters. The favorable opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(d)(2) hereof.

               (4)     Bring-down Comfort Letters. Letters from Deloitte & Touche LLP and PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representative pursuant to Section 4(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

          (i)     1935 Act Order. At the Closing Time and at each Date of Delivery, an appropriate order of the SEC under the 1935 Act as necessary to permit the sale of the Securities to the Underwriters, shall be in effect.

          (j)     Other Documents. At the Closing Time and at each Date of Delivery, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and to counsel to the Underwriters.

          If any condition specified in subdivisions (a) through (k) of this Section 4 shall not have been fulfilled when and as required to be fulfilled, this Agreement or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities may be terminated by the Underwriters by notice to the Company at any time prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party, except Sections 5 and 6 and the provisions concerning payment of expenses under Section 7 hereof shall survive any such termination and remain in full force and effect.

          SECTION 5.     Indemnification.

          (a)     Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act as follows:

     (i)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the preliminary prospectus or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement, preliminary prospectus or the Prospectus;

     (ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

     (iii)  against any and all expense whatsoever, as incurred, (including the fees and disbursements of counsel chosen by such Underwriter) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

          (b)     Indemnification of Company. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration statement (or any amendment thereto) or the preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c)     General. Each indemnified party shall give notice as promptly as reasonably possible to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 5(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and in the case of parties indemnified pursuant to Section 5(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 or Section 6 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d)     Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 6.     Contribution.

          (a)     If the indemnification provided for in Section 5 is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 5 above as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any action or claim which is the subject of this subsection (a). Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters obligations in this Section 6 to contribute are several in proportion to their respective purchase obligations and not joint.

          (b)     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          SECTION 7.     Payment of Expenses.

          The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          (a)     The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

          (b)     The preparation, filing and reproduction of this Agreement;

          (c)     The preparation, printing, issuance and delivery of the certificates for the Securities, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities;

          (d)     The fees and disbursements of the Company's accountants and counsel;

          (e)     The qualification of the Securities under state securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

          (f)     The printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Securities;

          (g)     The fees and expenses of any transfer agent or registrar for the securities;

          (h)     The cost of preparing, and providing any CUSIP or other identification number for, the Securities;

          (i)     The fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange; and

          (j)     All reasonable out of pocket expenses incurred by the Representative with respect to the "road show", including expenses relating to slide production, internet roadshow taping and travel.

          The Underwriters shall be responsible for the fees and disbursements of their counsel, Dewey Ballantine LLP, except to the extent provided in Section 7(e).

          SECTION 8.     Representations, Warranties and Agreements to Survive Delivery.

          All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person of the Underwriters, or by or on behalf of the Company, and shall survive the delivery of and payment for any of the Securities.

          SECTION 9.     Termination.

          (a)     Termination of this Agreement. The Representative may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or in the international financial markets or any outbreak or escalation of hostilities or other calamity or crisis or development involving a prospective change in national or international, political, financial or economic conditions in each case, the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or the NASDAQ national market shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the attention of the Representative any facts that would cause the Representative to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

          (b)     General. If the Underwriters shall so terminate this Agreement, pursuant to Section 9(a), such termination shall be without liability of any party to any other party except for any expenses to be paid or reimbursed by the Company pursuant to Section 7 and provided further that Sections 5 and 6 shall survive such termination and remain in full force and effect.

          SECTION 10.     Default by One of the Underwriters.

          If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the principal amount of Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), then the remaining Underwriters (the "Non-Defaulting Underwriter") shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth. If, however, during such 24 hours the Non-Defaulting Underwriters shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then this Agreement shall terminate without any liability on the part of the Company or the Non-Defaulting Underwriters. Nothing in this Section 10 and no action taken pursuant to this Section 10 shall relieve any Defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. In the event of a default by any Underwriter as set forth in this Section 10, either the Non-Defaulting Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

          SECTION 11.     Notices.

          Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company:

Great Plains Energy Incorporated
1201 Walnut Street
Kansas City, Missouri 64106-2124
Attention: Treasurer
Facsimile: (816) 556-2992

If to the Underwriters:.

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281
Attention: Mary Ryan
Facsimile: (212) 449-7148

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 11.

          SECTION 12.     Governing Law.

          This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against the Underwriters in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

          SECTION 13.     Parties.

          This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 5 and 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any of the Underwriters shall be deemed to be a successor by reason merely of such purchase.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

GREAT PLAINS ENERGY INCORPORATED

By:  /s/Bernard J. Beaudoin
Name:  Bernard J. Beaudoin
Title:  Chief Executive Officer

By:  /s/Andrea F. Bielsker
Name:  Andrea F. Bielsker
Title:  Chief Financial Officer and Treasurer

Accepted:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
By:  /s/Karl Newlin
Name:  Karl Newlin
Title:  Vice President

For itself and as Representative of the Underwriters named in Schedule A

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,220,000
Banc of America Securities LLC	832,500
Credit Suisse First Boston Corporation	832,500
Lehman Brothers Inc.	832,500
Morgan Stanley & Co. Incorporated	832,500
A.G. Edwards & Sons, Inc.	75,000
BNY Capital Markets, Inc.	75,000
William Blair & Company, L.L.C.	75,000
Crowell, Weedon & Co.	75,000
Fahnestock & Co. Inc.	75,000
Jefferies & Company, Inc.	75,000
Total	6,000,000

SCHEDULE B

GREAT PLAINS ENERGY INCORPORATED

Shares of Common Stock

(No Par Value)

     1.    The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $22.00.

     2.    The purchase price per share for the Securities to be paid by the several Underwriters shall be $21.175, being an amount equal to the initial public offering price set forth above less $.825 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

SCHEDULE C

List of Subsidiaries

Custom Energy Holdings, L.L.C.

Home Service Solutions Inc.

Innovative Energy Consultants Inc.

Kansas City Power & Light Company

KLT Energy Services Inc.

KLT Gas, Inc.

KLT Inc.

KLT Investments, Inc.

Strategic Energy, L.L.C.

R.S. Andrews Enterprises, Inc.

Worry Free Service Inc.

SCHEDULE D

Directors and Officers of Great Plains Energy

Bernard J. Beaudoin	Chairman of the Board, President and Chief Executive Officer
Andrea F. Bielsker	Senior Vice President of Finance, Chief Financial Officer
and Treasurer
David J. Bodde	Director
William H. Downey	Executive Vice President
Mark A. Ernst	Director
Randall C. Ferguson, Jr.	Director
William K. Hall	Director
Luis A. Jimenez	Director
Jeanie S. Latz	Senior Vice President -Corporate Services and Secretary
James A. Mitchell	Director
Douglas M. Morgan	Vice President Information Technology and
Support Services
William C. Nelson	Director
Brenda Nolte	Vice President - Public Affairs
Gregory J. Orman	Executive Vice President
William G. Riggins	General Counsel
Lori Wright	Controller
Andrew B. Stroud, Jr.	Vice President - Human Resources
Linda Hood Talbott	Director
Robert H. West	Director

Exhibit A

FORM OF LOCK UP FROM DIRECTORS AND OFFICERS

November[___], 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated,
North Tower
World Financial Center
New York, New York 10281
as Representative of the several
  Underwriters to be named in the
  within-mentioned Purchase Agreement

Re:  Proposed Public Offering by Great Plains Energy Incorporated

Dear Sirs:

     The undersigned, a stockholder and an officer and/or director of Great Plains Energy Incorporated, a Missouri corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, no par value (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing of (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Very truly yours,

Signature: _____________________

Print Name: ___________________